UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)  The 2016 Annual Meeting of Stockholders of Huntsman Corporation (the “Company”) was held on May 5, 2016 (the “Annual Meeting”).

(b)  The Company’s stockholders voted on the following three proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2016) at the Annual Meeting and cast their votes as follows:

Proposal No. 1    The six nominees named below were elected to serve as Class I directors of the board of directors, to serve until the 2017 Annual Meeting, and the voting results were as set forth below.

Class I Directors	For	Withheld	Broker Non-Votes
Nolan D. Archibald	178,641,527	8,192,847	31,181,895
M. Anthony Burns	183,867,693	2,966,681	31,181,895
Peter R. Huntsman	184,664,593	2,169,781	31,181,895
Sir Robert J. Margetts	181,822,840	5,011,534	31,181,895
Wayne A. Reaud	178,653,999	8,180,375	31,181,895
Alvin V. Shoemaker	176,562,753	10,271,621	31,181,895

Proposal No. 2    The Company’s executive compensation was approved, on an advisory basis, by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
141,173,221	45,394,919	266,234	31,181,895

Proposal No. 3    The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was ratified by the votes set forth below.

For	Against	Abstain
214,103,102	3,744,190	168,977

Proposal No. 4    The Huntsman 2016 Stock Incentive Plan was approved by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
172,583,502	14,041,659	209,213	31,181,895

Proposal No. 5    The Board’s proposal to allow stockholders to request special meetings of stockholders was approved by the votes forth below.

For	Against	Abstain	Broker Non-Votes
111,128,907	75,503,780	201,687	31,181,895

Proposal No. 6    The stockholder proposal regarding special meetings of stockholders was defeated by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
89,165,817	78,866,005	18,802,552	31,181,895

Proposal No. 7    The stockholder proposal urging majority voting for the election of directors was approved by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
122,107,508	45,963,301	18,763,565	31,181,895

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ RUSS R. STOLLE
Sr. Vice President, Deputy General Counsel and Assistant Secretary

Dated: May 10, 2016